COMPLETE COPY OF AMENDED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  AVITAR, INC.

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST: The name of the corporation (hereinafter called the "corporation") is AVITAR, INC.

     SECOND: The address, including street, number, city and county of the registered office of the corporation in the State of Delaware is 229 South State Street, Dover, Delaware 19901, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporation my be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Hundred Five Million (105,000,000), of which One Hundred Million (100,000,000) shares shall be Common Stock, par value $.01 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $.001 per share.

     At November 27, 1992 (the "Effective Time"), each share of Common Stock issued and outstanding immediately prior to the Effective Time was automatically changed and converted, without any action on the part of the holder thereof, into 1/54.9 of a share of Common Stock and, in connection with fractional interests in shares of Common Stock of the Corporation, each holder whose aggregate holdings of shares of Common Stock prior to the Effective Time amounted to less than 54.9, or a number not evenly divisible by 54.9, shares of Common Stock shall be entitled to receive for such fractional interest, and at the Effective Time any such fractional interest in shares of Common Stock of the Corporation shall be converted into the right to receive, upon the surrender, of the stock certificates formerly representing shares of Common Stock of the Corporation, one whole share of Common Stock.

     The Preferred Stock may be issued form time to time in one or more classes and/or series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such class an/or series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each class or series of Preferred Stock shall include, but not be limited to, determining the following:

     (a) the designation of such class and/or series, the number of shares to constitute such class or series and the stated value if different from the par value thereof;

     (b) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

     (c) the dividends, if any, payable on such class or series, whether any such dividend shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or series of Preferred Stock;

     (d) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

     (e) the amount or amounts payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

     (f) whether the shares of such class or series shall be subject to the operation or a retirement or sinking fund and, if so, the extent to and the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporation purposes and the terms and provisions relating to the operation thereof;

     (g) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions or conversion or exchange;

     (h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon hte payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or series of Preferred Stock;

     (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares os such series and/or class or of any other series and/or class of Preferred Stock or of any other class; and

     (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

     The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding. All shares of any one class or series of Preferred Stock shall be identical in all respects with all other shares of such class or series, except that shares of any one class or series issued at different times my differ as to the dates from which dividends thereof shall be cumulative.

     FIFTH: The name and the mailing address of the incorporator is as follows:


         NAME                                        MAILING ADDRESS
Kevin M. McGovern, Esquire                             P.O. Box 499
                                                       165 West Putnam Ave.
                                                       Greenwich, CT 06836

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders of disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Without limiting the foregoing, no Director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article Seventh, nor the adoption of any provision of the certificate of incorporation inconsistent with this Article Seventh, shall eliminate or reduce the effect of this Article Seventh in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Seventh would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     EIGHTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article EIGHTH.

     NINTH: Election of Directors shall not require a written ballot.

     TENTH: Directors of the corporation shall have the power to adopt, amend or repeal the bylaws of the corporation without shareholder approval or vote, provided that such power shall not divest the shareholders of the power, nor limit their power to adopt, amend or repeal the bylaws of the Corporation.

     I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate hereby declaring and certifying that this is my act and deed and facts herein stated are true, and accordingly have unto set my hand this 17th day of November, 1986.

Signed on November 17, 1986 and thereafter amended.
                                                              /s/ Incorporator
                                                              Incorporator